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                                                                   Exhibit 10.21

                              FACILITIES AGREEMENT


         This Facilities Agreement (the "Agreement") is entered into as of March 29, 2000, between The Titan Corporation, a Delaware corporation ("Titan"), and Cayenta, Inc., a Delaware corporation, and majority-owned subsidiary of Titan (the "Company").

                                    RECITALS

         WHEREAS, Titan has entered into that certain deed of lease (hereinafter collectively called the "Master Lease"), dated January 19, 1993, between USAA Real Estate Limited Partnership, as Landlord (hereinafter called "Landlord") and Titan, covering premises including portions of the building located at 1900 Campus Commons Drive, Reston, Virginia, as set forth in the Master Lease (the "Master Premises"). A copy of the Master Lease and its amendments, which Titan represents to the Company to be true and complete, are attached hereto as Exhibit A and made a part hereof;

         WHEREAS, the Company requires certain portions of the Master Premises and the use of certain furniture, equipment, systems and services in the conduct of its business; and

         WHEREAS, Titan wishes to sublease to the Company certain portions of the Master Premises (the "Subleased Premises") and to provide the use of certain furniture, equipment, systems and services in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations contained herein, the parties agree as follows:

1.       TERM.

         The term of this Agreement shall commence on March 29, 2000 (the "Commencement Date") and shall expire on June 30, 2003, the termination of the Master Lease, unless sooner terminated pursuant to any of the provisions hereof.

2.       REGIONAL OCCUPANCY SERVICES.

         (a) GENERAL. During the term of this Agreement, Titan shall sublease to the Company a base of 26,248 square feet of the Master Premises ("Subleased Premises"), subject to the parties' agreement to increase or decrease the size of the Subleased Premises on a monthly basis. In addition, Titan shall provide rent, maintenance, property taxes, utilities, landlord pass-through expenses, property insurance, reception desk services, telephone services (including use of the telephone system) and centralized mail and postage and other services and operating expenses currently provided as part of Titan's regional occupancy services allocated to its subsidiaries ("Regional Occupancy Services"). Titan will allow the Company to continue to use furniture and equipment owned by Titan but used by the Company in its business as of the date of this Agreement, subject to the parties' agreement to eliminate or add furniture and equipment.

         (b) REGIONAL OCCUPANCY FEE. The Company shall pay Titan an annual fee determined by the Company's percentage of Titan's annual costs of its Regional Occupancy Services ("Regional Occupancy Fee"). The Company's percentage shall be the percentage of the


                                       1.
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Company's square footage occupied to the total square footage occupied by Titan and its subsidiaries occupying the Master Premises. Titan will estimate the Regional Occupancy Fee for each fiscal year and the Company shall pay Titan the estimated annual Regional Occupancy Fee in twelve equal monthly installments, subject to adjustment quarterly for any material changes (as determined by Titan) in the amount of square feet subleased or the amount of other Regional Occupancy Services used. At the end of each fiscal year, Titan will calculate the actual Regional Occupancy Fee and shall credit the Company for any overpayments against the first payments due on the Regional Occupancy Fee for the new fiscal year and invoice the Company for any underpayments of the Regional Occupancy Fee.

         (c) PAYMENTS. The Company shall pay Titan on the first day of each month except the first payment of a new fiscal year shall be made within ten
(10) days of the receipt of the estimated allocation for the current fiscal year the monthly installment of the estimated annual Regional Occupancy Fee. All invoices not paid when due will accrue interest at a rate of 1 1/2 per month for each day past due until paid full, subject to the maximum rate allowable by law.

3.       OTHER FACILITIES OBLIGATIONS.

         (a) This Agreement is subject and subordinate to all of the terms and conditions of the Master Leases. Except for the direct payment of rent, landlord pass-through expenses or other payment under the Master Lease below, the Company shall perform the obligations of Titan as Tenant under the Master Lease to the extent such obligations are applicable to the Subleased Premises pursuant to the Agreement. Subject to Paragraph 4 of this Agreement, in the event of the termination of the Titan's interest as Tenant under the Master Lease for any reason, then this Agreement shall terminate coincidentally therewith without any liability of Titan to the Company.

         (b) All applicable terms and conditions contained in the Master Lease are incorporated in this Agreement by reference, and made a part hereof as if set forth herein at length; with Titan being substituted for the "Landlord" under the Master Lease, and Subleased Premises being substituted for "Premises" under the Master Lease. Notwithstanding the foregoing, it is understood and agreed that Titan shall not be obligated to perform any of the obligations of Landlord under the Master Lease with respect to the provisions of the Master Lease incorporated into this Agreement and the Company agrees to look solely to Landlord for the performance of such obligations. Subject to Paragraph 3(d) of this Agreement, Titan will not be liable to the Company for any failure by Landlord to perform its obligations under the Master Lease, nor will such failure by Landlord excuse performance by the Company of its obligations hereunder.

         (c) The Company hereby agrees to indemnify and hold Titan harmless from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by Titan arising out of, from or in connection with (i) the use or occupancy of the Subleased Premises by the Company, (ii) any breach or default by the Company under this Agreement, or
(iii) the failure of the Company to perform any obligation under the terms and provisions of the Master Lease assumed by the Company hereunder or required to be performed by the Company as provided herein from and after the Commencement Date of this Agreement.


                                       2.
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         (d) Titan hereby agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys' fees) incurred by the Company arising out of, from or in connection with (i) Titan's breach of any provision of this Agreement, or (ii) acts or omissions of Titan under the Master Lease in connection with the Master Premises prior to the Commencement Date of this Agreement.

         (e) By execution of this Agreement, the Company accepts the Subleased Premises as being in good and sanitary order, condition, and repair, and accepts the Premises and appurtenances "as is" in their present condition without any representation or warranty by Titan as to the condition of said Subleased Premises and appurtenances or as to the use or occupancy which may be made thereof.

4. DEFAULT. In addition to all other rights and remedies of Titan hereunder, should the Company be in default under any of the covenants and obligations of the Master Lease, then Titan shall have the rights set forth in the Master Lease in the event of such default.

5. QUIET ENJOYMENT. Titan covenants that so long as the Company keeps and substantially performs each and every term, provision and condition herein contained on the part of the Company to be kept and performed, the Company shall peacefully and quietly enjoy the Subleased Premises without hindrance or molestation by Titan or any other person claiming by, through or under Titan.

6. AMENDMENTS OF MASTER LEASE. Titan may cause or permit any reasonable amendment of the Master Lease during the term of this Agreement. The Company shall be bound by such amendment to the extent applicable, unless otherwise agreed by Titan and the Company.

7. CONDITION TO EFFECTIVENESS. This Agreement is subject to the Landlord giving its consent to this Agreement in writing, if required under the terms of the Master Lease.

8. NOTICES. All communications, notices and demands of any kind which either party may be required or desires to give to or serve upon the other party shall be sent by prepaid, first class mail, registered or certified, with return receipt requested. Any such notice shall be addressed to the parties as follows:

         If to Titan:                  The Titan Corporation
                                       3033 Science Park Road
                                       San Diego, California 92121
                                       Attention:  Legal Department

         If to the Company:            Cayenta, Inc.
                                       225 Broadway, Suite 1500
                                       San Diego, California 92101
                                       Attention:  Chief Executive Officer


                                       3.
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         Any notice sent by U.S. mail as described above shall be deemed effective within two (2) days after the posted date of mailing. Either party may change its address by notifying the other party of a changed address in accordance with the provisions of this paragraph.

9. BROKERS. Each party represents to the other that no brokerage commission or finder's fee has been incurred in connection with this transaction, and each party shall indemnify the other against any such commission or fee that may be alleged to have been incurred by it in connection with this Agreement.

10. SIGNAGE. The Company shall have the right to place its name on the existing lobby directory, unless otherwise agreed by the parties hereto.

11. ATTORNEYS' FEES. If there is any legal action or proceeding between Titan and the Company to enforce any provision of this Agreement or to protect or establish any right or remedy of either Titan or the Company hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees shall be included as part of such judgment.

12. ENTIRE AGREEMENT. This Agreement, together with the Master Lease, constitutes the entire agreement between the parties with respect to the subject matter thereof, and shall supersede all other agreements, oral or in writing, between the parties respecting said subject matter. Neither this Agreement nor the Master Lease shall be amended or modified in any way except in a written instrument signed by both parties hereto.

13. ASSIGNMENT AND SUBLETTING. The Company shall not assign, sell, transfer (whether by operation of law or otherwise), or otherwise encumber this Agreement or any portion of its interest in the Subleased Premises, or sublet all or any portion of the Subleased Premises or permit any other person to occupy or use the Subleased Premises, without the prior written consent of Titan and Landlord.

14. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California.

15. SUCCESSORS. This Agreement shall be binding on and shall inure to the benefit of the parties and their successors.

16. HEADINGS. The paragraph headings appearing in this Agreement are for the purpose of convenience only and are not deemed to be a part of this Agreement.

17. COOPERATIVE USE OF SUBLEASED PREMISES. The parties understand that they may or will be sharing space on the Master Premises and that such sharing may expose each other's confidential information. The parties shall cooperate with each other and shall make reasonable efforts to respect each other's privacy and confidential information. The Company shall comply with all reasonable rules and regulations established by Titan for the use of the Subleased Premises and any relevant adjoining space.


                                       4.
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         IN WITNESS WHEREOF, Titan and the Company have duly executed this
Agreement as of the day and year first above written.

                                      THE TITAN CORPORATION,
                                      a Delaware corporation


                                      By:  /s/ L.L. Fowler
                                          ------------------------------------
                                      Print Name: L.L. Fowler
                                                 -----------------------------
                                      Title:
                                            ----------------------------------


                                      CAYENTA, INC.,
                                      a Delaware corporation


                                      By:  /s/ Edward M. Lake
                                          ------------------------------------
                                      Print Name: Edward M. Lake
                                                 -----------------------------
                                      Title: Chief Financial Officer
                                            ----------------------------------



                                       5.
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                                    EXHIBIT A

                                  MASTER LEASE





                                      A-1